   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 20, 1998

                                                     REGISTRATION NO. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------
                            THE COASTAL CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                              74-1734212
     (STATE OR OTHER JURISDICTION                 (I.R.S. EMPLOYER
   OF INCORPORATION OR ORGANIZATION)             IDENTIFICATION NO.)

                                 COASTAL TOWER
                              NINE GREENWAY PLAZA
                           HOUSTON, TEXAS 77046-0995
                                (713) 877-1400
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                            AUSTIN M. O'TOOLE, ESQ.
                      SENIOR VICE PRESIDENT AND SECRETARY
                            THE COASTAL CORPORATION
                                 COASTAL TOWER
                              NINE GREENWAY PLAZA
                           HOUSTON, TEXAS 77046-0995
                                (713) 877-1400
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ----------------
                                   COPY TO:
                           GERALD S. TANENBAUM, ESQ.
                            CAHILL GORDON & REINDEL
                                80 PINE STREET
                           NEW YORK, NEW YORK 10005
                                (212) 701-3000
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------

                        CALCULATION OF REGISTRATION FEE
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
                                                                      PROPOSED
                                                       PROPOSED       MAXIMUM
                                        AMOUNT         MAXIMUM       AGGREGATE      AMOUNT OF
     TITLE OF EACH CLASS OF             TO BE       OFFERING PRICE    OFFERING     REGISTRATION
   SECURITIES TO BE REGISTERED     REGISTERED(1)(2)  PER UNIT(3)   PRICE(2)(3)(4)      FEE
-----------------------------------------------------------------------------------------------
Debt Securities..................
---------------------------------
Preferred Stock (par value $.33
 1/3 per share)..................
---------------------------------    $400,000,000        100%       $400,000,000     $118,000
Common Stock (par value $.33 1/3
 per share)......................
---------------------------------
Common Stock Warrants............

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) There are being registered hereunder a presently indeterminate number of shares of Common Stock, including shares of Common Stock into which certain series of Debt Securities and Preferred Stock may be converted and for which no separate consideration will be received and for which Common Stock Warrants may be exercised.
(2) In U.S. dollars or the equivalent thereof in foreign currency or currency units.
(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.
(4) Exclusive of accrued interest or dividends, if any.

                               ----------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

  PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT CONTAINS A COMBINED PROSPECTUS THAT ALSO RELATES TO $200,000,000 OF OTHER SECURITIES REGISTERED ON FORM S-3, FILE NO. 333-10995, WHICH WAS DECLARED EFFECTIVE ON SEPTEMBER 23, 1996 (THE "PREVIOUSLY REGISTERED SECURITIES"), WHICH HAVE NOT BEEN OFFERED OR SOLD AS OF THE DATE OF THE FILING OF THIS REGISTRATION STATEMENT. THIS REGISTRATION STATEMENT CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT FILE NO. 333-10995, PURSUANT TO WHICH THE TOTAL AMOUNT OF UNSOLD PREVIOUSLY REGISTERED SECURITIES REGISTERED ON REGISTRATION STATEMENT FILE NO. 333-10995, WITHOUT LIMITATION AS TO CLASS OF SECURITIES, MAY BE OFFERED AND SOLD AS DEBT SECURITIES, PREFERRED STOCK, COMMON STOCK AND COMMON STOCK WARRANTS. IN THE EVENT THE PREVIOUSLY REGISTERED SECURITIES ARE OFFERED AND SOLD PRIOR TO THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT, THE AMOUNT OF PREVIOUSLY REGISTERED SECURITIES SO SOLD WILL NOT BE INCLUDED IN THE PROSPECTUS HEREUNDER.

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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 SUBJECT TO COMPLETION, DATED JANUARY 20, 1998

PROSPECTUS

                            THE COASTAL CORPORATION
[LOGO OF THE COASTAL
CORPORATION APPEARS HERE]
                                DEBT SECURITIES
                                PREFERRED STOCK
                                  COMMON STOCK
                             COMMON STOCK WARRANTS

                                  -----------

  The Coastal Corporation ("Coastal" or the "Company") may from time to time offer (i) its unsecured senior debt securities (the "Senior Debt Securities"),
(ii) its unsecured subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), which may be convertible into shares of common stock, par value 33 1/3c per share of the Company (the "Common Stock"), (iii) shares of its preferred stock, par value 33 1/3c per share (the "Preferred Stock"), which may be convertible into shares of Common Stock or exchangeable for Debt Securities,
(iv) shares of its Common Stock and (v) warrants to purchase shares of its Common Stock (the "Common Stock Warrants"). The Preferred Stock and the Common Stock are collectively referred to as the "Equity Securities," and the Debt Securities, the Equity Securities and the Common Stock Warrants are collectively referred to as the "Securities." The Securities offered pursuant to this Prospectus may be offered separately or together in one or more series up to an aggregate public offering price of $600,000,000 (or the equivalent thereof in foreign currency or currency units) at individual prices and on terms to be determined at the time of the offering and set forth in one or more supplements to this Prospectus (each, a "Prospectus Supplement").
  The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and, among other things, will include, where applicable, (i) in the case of Debt Securities, the specific designation, aggregate principal amount offered, ranking, rate or rates of interest or the provisions for determining such rate or rates and the time of payment thereof, maturity, currency of payment, terms relating to redemption (whether mandatory, at the option of the Company or the holder), terms for sinking fund payments, terms for conversion into Common Stock, additional covenants and the initial public offering price, (ii) in the case of shares of Preferred Stock, the number of shares, specific title and stated value, any dividend, liquidation, redemption, conversion, exchange, voting and other rights and restrictions and the initial public offering price,
(iii) in the case of shares of Common Stock, the number of shares of Common Stock and the terms of the offering and sale thereof and (iv) in the case of Common Stock Warrants, the duration, aggregate amount, exercise price and initial public offering price.
  The applicable Prospectus Supplement will also contain information, where applicable, about certain U.S. Federal income taxes, accounting and other considerations relating to, and any listing on a securities exchange of, the Securities covered by such Prospectus Supplement.
  The Securities may be sold directly by the Company, through agents designated by the Company from time to time or through underwriters or dealers designated by the Company from time to time. If any agents of the Company or any dealers or underwriters are involved in the sale of the Securities in respect of which this Prospectus is being delivered, the names of such agents, dealers or underwriters and any applicable agent's commission, dealer's purchase price or underwriter's discount will be as set forth in or may be calculated from the applicable Prospectus Supplement. The net proceeds to the Company from such sale will be the purchase price of such Securities less such commission in the case of an agent, the purchase price of such Securities in the case of a dealer or the public offering price of such Securities less such discount in the case of an underwriter and less, in each case, other attributable issuance expenses. See "Plan of Distribution" for indemnification arrangements for agents, dealers and underwriters.

                                  -----------

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE  SECURITIES COMMISSION NOR HAS THE SECURI-
   TIES AND  EXCHANGE COMMISSION OR  ANY STATE SECURITIES  COMMISSION PASSED
    UPON  THE ACCURACY OR ADEQUACY  OF THIS PROSPECTUS. ANY  REPRESENTATION
      TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

                  The date of this Prospectus is       , 1998

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the regional offices of the Commission located at the following addresses: Seven World Trade Center, 13th Floor, New York, New York 10048 and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, upon the payment of fees prescribed by the Commission. In addition, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov. Similar information concerning the Company can also be inspected at the offices of the New York Stock Exchange, Inc. located at 20 Broad Street, New York, New York 10005.

  This Prospectus does not contain all the information set forth in the Registration Statement on Form S-3 (together with all amendments, exhibits and schedules thereto, the "Registration Statement"), of which this Prospectus is a part, which Coastal has filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). Statements contained herein concerning the provisions of any contract or other document are necessarily summaries of such contracts or documents, and each statement is qualified in its entirety by reference to the copy of the applicable contract or document filed with the Commission. Copies of the Registration Statement are on file at the offices of the Commission and may be obtained, upon payment of fees prescribed by the Commission, or may be examined without charge at the public reference facilities of the Commission described above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  Coastal hereby incorporates in this Prospectus by reference the following documents which have been filed with the Commission pursuant to the Exchange Act (File No. 1-7176):

    (a) Coastal's Annual Report on Form 10-K for the year ended December 31, 1996 (the "1996 Annual Report"); and

    (b) Coastal's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, June 30 and September 30, 1997.

  All reports and any definitive proxy or information statements filed by Coastal pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  Any person, including any beneficial owner, receiving a copy of this Prospectus may obtain without charge, upon request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Such requests should be directed to The Coastal Corporation, Coastal Tower, Nine Greenway Plaza, Houston, Texas 77046-0995, Attention:
Corporate Secretary, telephone number: (713) 877-1400.

                                  THE COMPANY

  Coastal, acting through its subsidiaries, is a diversified energy holding company with subsidiary operations in natural gas gathering, marketing, processing, storage and transmission; petroleum refining, marketing and distribution and chemicals; gas and oil exploration and production; coal mining; and power. The Company was incorporated under the laws of Delaware in 1972 to become the successor parent, through a corporate restructuring, of a corporate enterprise founded in 1955. The Company's principal office is located at Coastal Tower, Nine Greenway Plaza, Houston, Texas 77046-0995 (telephone number (713) 877-1400).

                                USE OF PROCEEDS

  Except as otherwise provided in an applicable Prospectus Supplement, the net proceeds from the sale of the Securities will be used to repay short-term borrowings and for the repayment of borrowings under various credit agreements, including short-term borrowings and credit agreements of subsidiaries, and for other general corporate purposes. Prior to such uses, the net proceeds from the sale of Securities will be invested in certificates of deposit or other highly liquid investments with short-term maturities.

                      RATIO OF EARNINGS TO FIXED CHARGES
     AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

  A description of the Company's ratio of earnings to fixed charges or earnings to combined fixed charges and preferred stock dividends, as applicable, on a consolidated basis, will appear in an applicable Prospectus Supplement.

                        DESCRIPTION OF DEBT SECURITIES

  Debt Securities may be issued from time to time under one or more indentures, each dated as of a date on or prior to the issuance of the Debt Securities to which it relates. Senior Debt Securities and Subordinated Debt Securities may be issued pursuant to separate indentures (respectively, a "Senior Indenture" and a "Subordinated Indenture"), in each case between the Company and Harris Trust and Savings Bank, as Trustee (the "Trustee"), and in the form that has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, subject to such amendments or supplements as may be adopted from time to time. The Senior Indenture and the Subordinated Indenture, as amended or supplemented from time to time, are sometimes referred to individually as an "Indenture" and collectively as the "Indentures." Each Indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended (the "TIA"). The statements made hereunder relating to the Debt Securities and the Indentures are summaries of the anticipated provisions thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable Indenture, including the definitions therein of certain terms and those terms made part of such Indenture by reference to the TIA, as in effect on the date of such Indenture, and to such Debt Securities. Certain capitalized terms used below and not defined have the respective meanings assigned to them in the applicable Indenture.

TERMS

  The Debt Securities will be unsecured obligations of the Company. The Indebtedness represented by (i) Senior Debt Securities will rank pari passu in right of payment with all other unsecured and unsubordinated Indebtedness of the Company and (ii) Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all Senior Indebtedness (as defined below) of the Company. See "--Ranking of Debt Securities." The particular terms of the Debt Securities offered by a Prospectus Supplement will be described in such Prospectus Supplement, along with any applicable modifications of or additions to the general terms of the Debt Securities as described herein and in the applicable Indenture and any applicable U.S. Federal income tax considerations. Accordingly, for a description of the terms of any Series of Debt Securities, reference must be made to both the Prospectus Supplement relating thereto and the description of the Debt Securities set forth in this Prospectus.

  Each Indenture will provide for the issuance by the Company from time to time of its Debt Securities in one or more Series. The aggregate principal amount of Debt Securities which may be issued under each Indenture will be unlimited and each Indenture will set forth the specific terms of any Series of Debt Securities or provide that such terms shall be set forth in, or determined pursuant to, an Authorizing Resolution and/or a supplemental indenture, if any, relating to such Series.

  The specific terms of each Series of Debt Securities will be set forth in the applicable Prospectus Supplement relating thereto, including the following, as applicable:

    1. the title of such Debt Securities and whether such Debt Securities are Senior Debt Securities or Subordinated Debt Securities;

    2. the aggregate principal amount of such Debt Securities and any limit on such aggregate principal amount;

    3. the price (expressed as a percentage of the principal amount thereof) at which such Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or, if applicable, the portion of the principal amount of such Debt Securities that is convertible into Common Stock or the method by which any such portion shall be determined;

    4. if convertible into Common Stock, the terms on which such Debt Securities are convertible, including the initial conversion price, the conversion period, any events requiring an adjustment of the applicable conversion price and any requirements relating to the reservation of such shares of Common Stock for purposes of conversion;

    5. the date or dates, or the method for determining such date or dates, on which the principal of such Debt Securities will be payable and, if applicable, the terms on which such maturity may be extended;

    6. the rate or rates (which may be fixed or floating), or the method by which such rate or rates shall be determined, at which such Debt Securities will bear interest, if any;

    7. the date or dates, or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates shall be determined, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

    8. the place or places where the principal of and interest, if any, on such Debt Securities will be payable, where such Debt Securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon the Company in respect of such Debt Securities and the applicable Indenture may be served;

    9. the period or periods, if any, within which, the price or prices at which and the other terms and conditions upon which such Debt Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at the option of the Company;

    10. the obligation, if any, of the Company to redeem, repay or purchase such Debt Securities pursuant to any Sinking Fund (as defined in the applicable Indenture) or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which such Debt Securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligations;

    11. if other than U.S. dollars, the currency or currencies in which the principal of and interest, if any, on such Debt Securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

    12. whether the amount of payments of principal of or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on the yield on or trading price of other securities, including United States Treasury securities, or on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts shall be determined;

    13. whether the principal of or interest, if any, on the Debt Securities of the Series are to be payable, at the election of the Company or a holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such Debt Securities are denominated or stated to be payable and the period or periods within which, and the terms and conditions upon which, such election may be made;

    14. provisions, if any, granting special rights to the holders of Debt Securities of the Series upon the occurrence of such events as may be specified;

    15. any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to Debt Securities of the Series, whether or not such Events of Default (as defined below) or covenants are consistent with the Events of Default or covenants described herein;

    16. whether Debt Securities of the Series are to be issuable initially in temporary global form and whether any Debt Securities of the Series are to be issuable in permanent global form and, if so, whether beneficial owners of interests in any such security in permanent global form may exchange such interests for Debt Securities of such Series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the applicable Indenture, and, if Debt Securities of the Series are to be issuable as a Global Security (as defined below), the identity of the depository for such Series;

    17. the applicability, if any, of the defeasance and covenant defeasance provisions of the applicable Indenture to the Debt Securities of the Series; and

    18. any other terms of the Series (which terms shall not be inconsistent with the provisions of the Indenture under which the Debt Securities are issued).

  If so provided in the applicable Prospectus Supplement, the Debt Securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). In such cases, all material U.S. Federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

  Except as may be set forth in the applicable Prospectus Supplement, the Debt Securities will not contain any provisions that would limit the ability of the Company to incur Indebtedness or that would afford holders of Debt Securities protection in the event of a highly leveraged transaction involving the Company or in the event of a change of control. Reference is made to the applicable Prospectus Supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants of the Company that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

DENOMINATION, INTEREST, REGISTRATION AND TRANSFER

  Unless otherwise described in the applicable Prospectus Supplement, the Debt Securities of each Series will be issued only in registered form, without coupons, in denominations of $1,000 and integral multiples thereof, or in such other currencies or denominations as may be set forth in the applicable Indenture or specified in, or pursuant to, an Authorizing Resolution and/or supplemental indenture, if any, relating to such Series of Debt Securities.

  Unless otherwise specified in the applicable Prospectus Supplement, the principal of and interest, if any, on any Series of Debt Securities will be payable at the corporate trust office of the Trustee, the address of which will be stated in the applicable Prospectus Supplement; provided that, at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such Debt Securities.

  Subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any Series will be exchangeable for any authorized denomination of other Debt Securities of the same Series and of a like aggregate principal amount and tenor upon surrender of such Debt Securities at the corporate trust office of the Trustee or at the office of any registrar designated by the Company for such purpose. In addition, subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any Series may be surrendered for registration of transfer or exchange thereof at the corporate trust office of the Trustee or at the office of any registrar designated by the Company for such purpose. No service charge will be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers and exchanges. The Company may act as registrar and may change any registrar without notice.

CERTAIN COVENANTS

  The applicable Prospectus Supplement will describe any material covenants in respect of a Series of Debt Securities that are not described in this Prospectus. Unless otherwise indicated in the applicable Prospectus Supplement, Senior Debt Securities will include the covenants described below.

 Definitions

  "Attributable Debt" will mean, with respect to any Sale and Leaseback Transaction as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease) of the obligations of the lessee under such lease for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the Company, be extended).

  "Consolidated Net Tangible Assets" will mean the total assets appearing on a consolidated balance sheet of the Company and its Subsidiaries, less, without duplication: (i) current liabilities; (ii) reserves for estimated rate refunds pending the outcome of a rate proceeding to the extent such refunds have not been finally determined; (iii) all intangible assets; and (iv) deferred income tax assets.

  "Funded Debt" will mean all Indebtedness maturing one year or more from the date of the creation thereof, all Indebtedness directly or indirectly renewable or extendible, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating thereto, to a date one year or more from the date of the creation thereof, and all Indebtedness under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more, even though such Indebtedness may also conform to the definition of Short-Term Borrowing (as defined in the applicable Indenture).

  "Indebtedness" will mean (i) any liability of any person (a) for borrowed money, (b) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any property or assets (other than inventory or similar property acquired in the ordinary course of business), including securities, or (c) for the payment of money relating to a Capitalized Lease Obligation (as defined in the applicable Indenture); (ii) any guarantee by any person of any liability of others described in the preceding clause (i); and (iii) any amendment, renewal, extension or refunding of any liability of the types referred to in clauses
(i) and (ii) above.

  "Lien" will mean any mortgage, lien, pledge, charge or other security interest or encumbrance of any kind.

  "Principal Domestic Property of the Company" will mean any property, plant, equipment or facility of the Company which is located in the United States or any territory or political subdivision thereof, except any property which the Board of Directors or management of the Company shall determine to be not material to the business or operations of the Company and its Subsidiaries, taken as a whole.

  "Sale and Leaseback Transaction" will have the meaning set forth in the "Restrictions on Sales and Leasebacks" covenant described below.

  "Significant Subsidiary" will mean a Subsidiary, including its Subsidiaries, which meets any of the following conditions:

    (a) the Company's and its other Subsidiaries' investments in and advances to the Subsidiary exceed 10 percent of the total assets of the Company and its Subsidiaries consolidated as of the end of any two of the three most recently completed fiscal years;

    (b) the Company's and its other Subsidiaries' proportionate share of the total assets of the Subsidiary exceeds 10 percent of the total assets of the Company and its Subsidiaries consolidated as of the end of any two of the three most recently completed fiscal years; or

    (c) the Company's and its other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the Subsidiary exceeds 10 percent of such income of the Company and its Subsidiaries consolidated as of the end of any two of the three most recently completed fiscal years.

  "Stated Maturity" when used with respect to any security or any installment of interest thereon will mean the date specified in such security as the fixed date on which the principal of such security or such installment of interest is due and payable.

  "Subsidiary" will mean (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company, by the Company and a Subsidiary (or Subsidiaries) of the Company or by a Subsidiary (or Subsidiaries) of the Company or (ii) any person (other than a corporation) in which the Company, a Subsidiary (or Subsidiaries) of the Company or the Company and a Subsidiary (or Subsidiaries) of the Company, directly or indirectly, at the date of determination thereof has at least majority ownership interest; provided that no corporation shall be deemed a Subsidiary until the Company, a Subsidiary (or Subsidiaries) of the Company or the Company and a Subsidiary (or Subsidiaries) of the Company acquires more than 50% of the outstanding voting stock thereof and has elected a majority of its board of directors.

 Restrictions on Liens

  The Company will not incur, create, assume or otherwise become liable with respect to any Indebtedness secured by a Lien, or guarantee any Indebtedness with a guarantee which is secured by a Lien, on any Principal Domestic Property of the Company or any shares of stock or Indebtedness of any Significant Subsidiary, without effectively providing that the Debt Securities of each Series (together with, if the Company shall so determine, any other Indebtedness of the Company then existing or thereafter created ranking equally with the Debt Securities of each Series) shall be secured equally and ratably with (or, at the option of the Company, prior to) such secured Indebtedness, so long as such secured Indebtedness shall be so secured; provided, however, that this covenant will not apply to Indebtedness secured by: (a) Liens existing on the date of the Indenture; (b) Liens in favor of governmental bodies to secure progress, advance or other payments; (c) Liens existing on property, shares of stock or Indebtedness at the time of acquisition thereof (including acquisition through lease, merger or consolidation) or Liens to secure the payment of all or any part of the purchase price thereof or the cost of construction, installation, renovation, improvement or development thereon or thereof or to secure any Indebtedness incurred prior to, at the time of, or within 360 days after the later of the acquisition, completion of such construction, installation, renovation, improvement or development or the commencement of full operation of such property or within 360 days after the acquisition of such shares or Indebtedness for the purpose of financing all or any part of the purchase price thereof; (d) Liens securing Indebtedness in an aggregate amount which, at the time of incurrence and together with all outstanding Attributable Debt in respect of Sale and Leaseback Transactions permitted by clause (y) in the "Restrictions on Sales and Leasebacks" covenant, does not exceed ten percent of the Consolidated Net Tangible Assets of the Company; (e) Liens securing Indebtedness other than Funded Debt; and (f) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Lien referred to in the foregoing clauses (a) through (e) inclusive; provided that such extension, renewal or replacement of such Lien is limited to all or any part of the same property, shares of stock or Indebtedness that secured the Lien extended, renewed or replaced (plus improvements on such property), and that such secured Indebtedness at such time is not increased.

 Restrictions on Sales and Leasebacks

  The Company will not sell or transfer any Principal Domestic Property of the Company, with the Company taking back a lease of such Principal Domestic Property of the Company (a "Sale and Leaseback Transaction"), unless (i) such Principal Domestic Property of the Company is sold within 360 days from the date of acquisition of such Principal Domestic Property of the Company or the date of the completion of construction or commencement of full operations of such Principal Domestic Property of the Company, whichever is later, or (ii) the Company, within 120 days after such sale, applies or causes to be applied to the retirement of Funded Debt of the Company or any Subsidiary (other than Funded Debt of the Company which by its terms or the terms of the instrument pursuant to which it was issued is subordinate in right of payment to the Debt Securities of each Series) an amount not less than the greater of (A) the net proceeds of the sale of such Principal Domestic Property of the Company or (B) the fair value (as determined in any manner approved by the Board of Directors) of such Principal Domestic Property of the Company. The provisions of this covenant shall not prevent a Sale and Leaseback Transaction (x) if the lease entered into by the Company in connection therewith is for a period, including renewals, of not more than 36 months or (y) if the Company would, at the time of entering into such Sale and Leaseback Transaction, be entitled, without equally and ratably securing the Debt Securities, to create or assume a Lien on such Principal Domestic Property of the Company securing Indebtedness in an amount at least equal to the Attributable Debt in respect of such Sale and Leaseback Transaction pursuant to clause (d) above in the "Restrictions on Liens" covenant.

MERGER, CONSOLIDATION OR SALE OF ASSETS

  The Company shall not consolidate with or merge with or into any other corporation or transfer all or substantially all of its property and assets as an entirety to any person, unless (i) either the Company shall be the continuing person, or the person (if other than the Company) formed by such consolidation or into which the Company is merged or to which all or substantially all of the properties and assets of the Company as an entirety are transferred is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia which expressly assumes all of the obligations of the Company under each Series of Debt Securities and the Indenture with respect to each such Series and (ii) immediately before and immediately after giving effect to such transaction, no Event of Default and no event which, after notice or passage of time or both, would become an Event of Default shall have occurred and be continuing. Notwithstanding the foregoing, any Subsidiary may consolidate with, merge with or into or transfer all or part of its properties and assets to the Company or any other Subsidiary or Subsidiaries.

RANKING OF DEBT SECURITIES

 Senior Debt Securities

  The Senior Debt Securities will constitute unsecured senior obligations of the Company and will rank pari passu in right of payment with all other Senior Indebtedness (as defined below) of the Company. However, the Senior Debt Securities will be effectively subordinated in right of payment to all secured Indebtedness of the Company to the extent of the value of the assets securing such Indebtedness and will be effectively subordinated to all indebtedness of the Company's Subsidiaries and all mandatory redemption preferred stock of the Company's Subsidiaries. As of September 30, 1997, the Company had approximately $2,020.1 million of Senior Indebtedness outstanding and the Company's Subsidiaries had outstanding an aggregate of approximately $1,834.9 million of Indebtedness owed to non-affiliates ($325.0 million of which has been guaranteed by the Company). Additionally, as of September 30, 1997, the Company had guaranteed approximately $97.2 million of outstanding Indebtedness of various joint ventures, partnerships and other parties, and Subsidiaries of the Company had guaranteed approximately $29.0 million of outstanding Indebtedness of affiliates. Except as otherwise set forth in the applicable Senior Indenture or specified in an Authorizing Resolution and/or supplemental indenture, if any, relating to a Series of Senior Debt Securities to be issued, there will be no limitations in any Senior Indenture on the amount of additional Indebtedness which may rank pari passu with the Senior Debt Securities or on the amount of Indebtedness, secured or otherwise, which may be incurred or preferred stock which may be issued by any of the Company's Subsidiaries; provided that the incurrence of secured Indebtedness by the Company is subject to the limitations set forth in the "Restrictions on Liens" covenant.

 Subordinated Debt Securities

  The Subordinated Debt Securities will constitute unsecured obligations of the Company. Unless otherwise provided in the applicable Prospectus Supplement, the payment of principal of, interest on and all other amounts owing in respect of the Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full in cash of principal of, interest on and all other amounts owing in respect of all Senior Indebtedness of the Company. Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property, whether voluntary or involuntary, all principal of, interest on and all other amounts due or to become due upon all Senior Indebtedness shall first be paid in full in cash, or such payment duly provided for to the satisfaction of the holders of Senior Indebtedness, before any payment or distribution of any kind or character is made on account of any principal of, interest on or other amounts owing in respect of the Subordinated Debt Securities, or for the acquisition of any of the Subordinated Debt Securities for cash, property or otherwise. If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Senior Indebtedness, no payment of any kind or character shall be made by or on behalf of the Company or any other person on its or their behalf with respect to any principal of, interest on or other amounts owing in respect of the Subordinated Debt Securities or to acquire any of the Subordinated Debt Securities for cash, property or otherwise.

  In addition, if any other event of default occurs and is continuing with respect to any Senior Indebtedness, as such event of default is defined in the instrument creating or evidencing such Senior Indebtedness, permitting the holders of such Senior Indebtedness then outstanding to accelerate the maturity thereof and if the Representative (as defined in the applicable Indenture) for the respective issue of Senior Indebtedness gives written notice of the event of default to the Trustee (a "Default Notice"), then, unless and until all events of default have been cured or waived or have ceased to exist or the Trustee receives notice from the Representative for the respective issue of Senior Indebtedness terminating the Blockage Period (as defined below), during the 180 days after the delivery of such Default Notice (the "Blockage Period"), neither the Company nor any other person on its behalf shall (x) make any payment of any kind or character with respect to any principal of, interest on or other amounts owing in respect of the Subordinated Debt Securities or (y) acquire any of the Subordinated Debt Securities for cash, property or otherwise. Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 180 days from the date the payment on the Subordinated Debt Securities was due and only one such Blockage Period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Blockage Period with respect to the Senior Indebtedness shall be, or be made, the basis for commencement of a second Blockage Period by the Representative of such Senior Indebtedness whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

  The Subordinated Indentures will not restrict the amount of Senior Indebtedness or other Indebtedness of the Company or any Subsidiary. As a result of the foregoing provisions, in the event of the Company's insolvency, holders of the Subordinated Debt Securities may recover ratably less than general creditors of the Company.

  "Senior Indebtedness" will be defined in each Subordinated Indenture as Indebtedness of the Company, whether outstanding on the date of issue of any Subordinated Debt Securities or thereafter created, incurred, assumed or guaranteed by the Company, other than the following: (i) any Indebtedness as to which, by the terms of the instrument creating or evidencing such Indebtedness, it is expressly provided that such Indebtedness is subordinated in right of payment to all Indebtedness of the Company not expressly subordinated to such Indebtedness, (ii) any Indebtedness which, by its terms, expressly refers to the Subordinated Debt Securities and states that such Indebtedness shall not be senior, shall be pari passu or shall be subordinated in right of payment to the Subordinated Debt Securities, (iii) the Subordinated Debt Securities of the same or another Series and (iv) Indebtedness of or amounts owed by the Company for compensation to employees, or for goods, materials and services purchased in the ordinary course of business.

DISCHARGE

  Unless otherwise provided in the applicable Prospectus Supplement, the Company generally may terminate its obligations under any Series of Debt Securities and the Indenture with respect to such Series, at any time, (a) by delivering all outstanding Debt Securities of such Series to the Trustee for cancellation and paying all sums payable by it under such Debt Securities and the Indenture with respect to such Series or (b) after giving notice to the Trustee of its intention to defease all of the Debt Securities of such Series, by irrevocably depositing with the Trustee or a paying agent (other than the Company or a Subsidiary) (i) in the case of any Debt Securities of any Series denominated in U.S. dollars, cash or U.S. Government Obligations sufficient to pay all principal of and interest on such Debt Securities and (ii) in the case of any Debt Securities of any Series denominated in any currency other than U.S. dollars, an amount of the Required Currency sufficient to pay all principal of and interest on such Debt Securities; provided that if such irrevocable deposit pursuant to (b) above is made on or prior to one year from the Stated Maturity for payment of principal of such Series of Debt Securities, the Company shall have delivered to the Trustee either an opinion of counsel with no material qualifications or a favorable ruling of the Internal Revenue Service, in either case to the effect that holders of such Debt Securities (i) will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit (and the defeasance contemplated in connection therewith) and (ii) will be subject to Federal income tax on the same amounts and in the same manner and at the same time as would have been the case if such deposit and defeasance had not occurred.

MODIFICATION AND WAIVER

  Modification and amendment of an Indenture will be permitted to be made by the Company and the Trustee with the consent of the holders of not less than a majority in principal amount of the outstanding Debt Securities of all Series affected thereby (voting as a single class); provided that such modification or amendment may not, without the consent of each holder of the Debt Securities affected thereby, (i) change the Stated Maturity of the principal of or any installment of interest with respect to the Debt Securities; (ii) reduce the principal amount of, or the rate of interest on, the Debt Securities; (iii) change the currency of payment of principal of or interest on the Debt Securities; (iv) impair the right to institute suit for the enforcement of any payment on or with respect to the Debt Securities; (v) reduce the above-stated percentage of holders of the Debt Securities of any Series necessary to modify or amend the Indenture relating to such Series;
(vi) modify the foregoing requirements or reduce the percentage of outstanding Debt Securities necessary to waive any covenant or past default; (vii) in the case of any Subordinated Indenture, modify the subordination provisions thereof in a manner adverse to the holders of Subordinated Debt Securities of any Series then outstanding; or (viii) in the case of any convertible Debt Securities, adversely affect the right to convert the Debt Securities into Common Stock in accordance with the provisions of the applicable Indenture. Holders of not less than a majority in principal amount of the outstanding Debt Securities of all Series affected thereby (voting as a single class) may waive certain past defaults and may waive compliance by the Company with any provision of the Indenture relating to such Debt Securities (subject to the immediately preceding sentence); provided that, (i) without the consent of each holder of Debt Securities affected thereby, no waiver may be made of a default in the payment of the principal of or interest on any Debt Security and (ii) only the holders of a majority in principal amount of Debt Securities of a particular Series may waive compliance with a provision of the Indenture relating to such Series or the Debt Securities of such Series having applicability solely to such Series.

EVENTS OF DEFAULT AND NOTICE THEREOF

  Unless otherwise provided in the applicable Prospectus Supplement, each Indenture will provide that the following events are "Events of Default" with respect to any Series of Debt Securities issued thereunder: (i) failure of the Company to pay interest on any Debt Securities of such Series within 30 days of when due or principal of any Debt Securities of such Series when due (including any Sinking Fund installment); (ii) failure to perform any other agreement contained in the Debt Securities of such Series or the Indenture relating to such Series (other than an agreement relating solely to another Series of Debt Securities) for 60 days after notice; (iii) certain events of bankruptcy, insolvency or reorganization with respect to the Company. Additional or different Events of Default, if any, applicable to the Series of Debt Securities in respect of which this Prospectus is being delivered will be specified in the applicable Prospectus Supplement.

  Each Indenture will provide that the Trustee under such Indenture shall, within 75 days after the occurrence of any default (the term "default" to include the events specified above without grace or notice) with respect to any Series of Debt Securities actually known to it, give to the holders of such Debt Securities notice of such default; provided that, except in the case of a default in the payment of principal of or interest on any of the Debt Securities of such Series or in the payment of any Sinking Fund installment, the Trustee for such Series shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of such Debt Securities. Each Indenture will require the Company to certify to the Trustee under such Indenture quarterly as to whether any default exists.

  In case an Event of Default (other than an Event of Default resulting from bankruptcy, insolvency or reorganization) with respect to any Series of Debt Securities shall occur and be continuing, the Trustee for such Series or the holders of at least 25% in aggregate principal amount of the Debt Securities of such Series then outstanding, by notice in writing to the Company (and to the Trustee for such Series if given by the holders of the Debt Securities of such Series), will be entitled to declare all unpaid principal of and accrued interest on such Debt Securities then outstanding to be due and payable immediately. In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization shall occur, all unpaid principal of and accrued interest on all Debt Securities of such Series then outstanding shall be due and payable immediately without any declaration or other act on the part of the Trustee for such Series or the holders of any Debt Securities of such Series. Such acceleration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or interest on the Debt Securities of such Series) may be waived by the holders of a majority in principal amount of the Debt Securities of such Series then outstanding upon the conditions provided in the applicable Indenture.

  Each Indenture will provide that no holder of the Debt Securities of any Series issued thereunder may pursue any remedy under such Indenture unless the Trustee for such Series shall have failed to act after, among other things, notice of an Event of Default and request by holders of at least 25% in principal amount of the Debt Securities of such Series of which the Event of Default has occurred and the offer to the Trustee for such Series of indemnity satisfactory to it; provided, however, that such provision does not affect the right to sue for enforcement of any overdue payment on such Debt Securities.

CONVERSION RIGHTS

  The terms and conditions, if any, upon which the Debt Securities of any Series will be convertible into Common Stock will be set forth in the Prospectus Supplement relating thereto. Such terms will include the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of such Series of Debt Securities or at the option of the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such Series of Debt Securities.

THE TRUSTEE

  The Trustee for each Series of Debt Securities will be Harris Trust and Savings Bank. Each Indenture will contain certain limitations on a right of the Trustee thereunder, as a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

  The holders of a majority in principal amount of all outstanding Debt Securities of a Series (or if more than one Series is affected thereby, of all Series so affected, voting as a single class) will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the Trustee for such Series or all such Series so affected.

  In case an Event of Default shall occur (and shall not be cured) under any Indenture relating to a Series of Debt Securities and is known to the Trustee for such Series, such Trustee shall exercise such of the rights and powers vested in it by such Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee will not be under any obligation to exercise any of its rights or powers under the applicable Indenture at the request of any of the holders of Debt Securities unless they shall have offered to the Trustee security and indemnity satisfactory to it.

GOVERNING LAW

  The Indenture and the Debt Securities will be governed by the laws of the State of New York.

GLOBAL SECURITIES; BOOK-ENTRY SYSTEM

  The Debt Securities of any Series may be issued in whole or in part in the form of one or more global securities ("Global Securities") that will be deposited with, or on behalf of, a depository (the "Depository") identified in the Prospectus Supplement relating to such Series. Global Securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company ("DTC"), as Depository. Global Securities will be issued in fully registered form and may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Depository for such Global Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any nominee of such Depository to a successor Depository or any nominee of such successor.

  The specific terms of the depository arrangement with respect to any Series of Debt Securities will be described in the Prospectus Supplement relating to such Series. The Company expects that unless otherwise indicated in the applicable Prospectus Supplement, the following provisions will apply to depository arrangements.

  Upon the issuance of a Global Security, the Depository for such Global Security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual Debt Securities represented by such Global Security to the accounts of persons that have accounts with such Depository ("Participants"). Such accounts will be designated by the underwriters, dealers or agents with respect to such Debt Securities or by the Company if such Debt Securities are offered directly by the Company. Ownership of beneficial interests in such Global Security will be limited to Participants or persons that may hold interests through Participants.

  The Company expects that, pursuant to procedures established by DTC, ownership of beneficial interests in any Global Security with respect to which DTC is the Depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of Participants) and records of Participants (with respect to beneficial interests of persons who hold through Participants). Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its Participants relating to beneficial ownership interests in the Debt Securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a Global Security.

  So long as the Depository for a Global Security or its nominee is the registered owner of such Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the applicable Indenture. Except as described below or in the applicable Prospectus Supplement, owners of beneficial interest in a Global Security will not be entitled to have any of the individual Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Debt Securities in definitive form and will not be considered the owners or holders thereof under the applicable Indenture. Beneficial owners of Debt Securities evidenced by a Global Security will not be considered the owners or holders thereof under the applicable Indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the Trustee thereunder. Accordingly, each person owning a beneficial interest in a Global Security with respect to which DTC is the Depository must rely on the procedures of DTC and, if such person is not a Participant, on the procedures of the Participant through which such person owns its interests, to exercise any rights of a holder under the applicable Indenture. The Company understands that, under existing industry practice, if it requests any action of holders or if an owner of a beneficial interest in a Global Security desires to give or take any action which a holder is entitled to give or take under the applicable Indenture, DTC would authorize the Participants holding the relevant beneficial interest to give or take such action, and such Participants would authorize beneficial owners through such Participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

  Payments of principal of, and any interest on, individual Debt Securities represented by a Global Security registered in the name of a Depository or its nominee will be made to or at the direction of the Depository or its nominee, as the case may be, as the registered owner of the Global Security under the applicable Indenture. Under the terms of the applicable Indenture, the Company and the Trustee may treat the persons in whose name Debt Securities, including a Global Security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Debt Securities (including principal and interest). The Company believes, however, that it is currently the policy of DTC to immediately credit the accounts of relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant Global Security as shown on the records of DTC or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in such Global Security held through such Participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such Participants. Redemption notices with respect to any Debt Securities represented by a Global Security will be sent to the Depository or its nominee. If less than all of the Debt Securities of any series are to be redeemed, the Company expects the Depository to determine the amount of the interest of each Participant in such Debt Securities to be redeemed to be determined by lot. None of the Company, the Trustee, any Paying Agent or the Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Security for such Debt Securities or for maintaining any records with respect thereto.

  Neither the Company nor the Trustee will be liable for any delay by the holders of a Global Security or the Depository in identifying the beneficial owners of Debt Securities and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a Global Security or the Depository for all purposes. The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

  If a Depository for any Debt Securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Company within 90 days, the Company will issue individual Debt Securities in exchange for the Global Security representing such Debt Securities. In addition, the Company may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities, determine not to have any of such Debt Securities represented by one or more Global Securities and in such event will issue individual Debt Securities in exchange for the Global Security or Securities representing such Debt Securities. Individual Debt Securities so issued will be issued in denominations of $1,000 and integral multiples thereof.

                       DESCRIPTION OF EQUITY SECURITIES

GENERAL

  The Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation") provides that the aggregate number of shares of all classes of stock that the Company has authority to issue is 302,700,000 shares, consisting of 250,000,000 shares of Common Stock, 50,000,000 shares of Preferred Stock and 2,700,000 shares of Class A common stock, par value 33 1/3c per share ("Class A Common Stock").

  As of September 30, 1997, the issued and outstanding Common Stock, Class A Common Stock and Preferred Stock of the Company was as follows:

                          CLASS OF STOCK                              SHARES
                          --------------                              ------
Common Stock....................................................... 105,685,179
Class A Common Stock...............................................     369,763
Preferred Stock:
  $1.19 Cumulative Convertible Preferred Stock, Series A ("Series A
   Preferred Stock")...............................................      58,001
  $1.83 Cumulative Convertible Preferred Stock, Series B ("Series B
   Preferred Stock")...............................................      69,989
  $5.00 Cumulative Convertible Preferred Stock, Series C ("Series C
   Preferred Stock")...............................................      29,840
  $2.125 Cumulative Preferred Stock, Series H ("Series H Preferred
   Stock").........................................................   8,000,000

  All issued and outstanding shares are fully-paid and non-assessable.

PREFERRED STOCK

 Terms

  The following description of the Preferred Stock summarizes certain general terms and provisions of each series of Preferred Stock to which any Prospectus Supplement may relate. Certain other terms of a particular series of Preferred Stock will be summarized in the Prospectus Supplement relating to such series. The summaries of the terms of the Preferred Stock below and in any Prospectus Supplement do not, and will not, purport to be complete and are subject to, and qualified in their entirety by reference to, the Company's Certificate of Incorporation and the certificate of designation establishing a series of Preferred Stock (each, a "Certificate of Designation"), each of which will be filed with the Commission at or prior to the time of the sale of such series of Preferred Stock.

  The Board of Directors is authorized to provide for issuance of the Preferred Stock of the Company from time to time, in one or more series, and to fix the dividend rate, conversion or exchange rights, voting rights, terms of redemption, redemption price or prices, liquidation preferences and qualifications, limitations and restrictions thereof with respect to each series.

  An applicable Prospectus Supplement will set forth or describe other specific terms regarding each series of Preferred Stock offered thereby, including:

    1. the title and stated value of such Preferred Stock;

    2. the number of shares of such Preferred Stock offered, the liquidation preference per share and the initial offering price of such Preferred Stock;

    3. the dividend rate, period and/or payment date, or method of calculation thereof, applicable to such Preferred Stock;

    4. the date from which dividends on such Preferred Stock shall accumulate, if applicable;

    5. the provision for a sinking fund, if any, for such Preferred Stock;

    6. the provision for redemption, if applicable, of such Preferred Stock;

    7. any listing of such Preferred Stock on any securities exchange;

    8. the terms and conditions, if applicable, upon which such Preferred Stock will be convertible into Common Stock or exchangeable for Debt Securities, including the conversion price or exchange rate, as the case may be (or the manner of calculation thereof);

    9. a discussion of Federal tax considerations applicable to such Preferred Stock;

    10. the relative ranking and preference of such Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

    11. any limitations on issuance of any series of Preferred Stock ranking senior to or on a parity with such series or Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

    12. the voting powers, if any, of such Preferred Stock, in addition to those set forth below; and

    13. any other specific terms, preferences, rights, limitations or restrictions of such Preferred Stock.

 Dividends

  The holders of the Preferred Stock of each series shall be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of the funds of the Company legally available therefor, cash dividends at the annual rate and on such dates as shall be set forth in the Prospectus Supplement relating to such series. Each such dividend shall be paid to the holders of record of shares of such series on such record date as shall be fixed by the Board of Directors of the Company.

  If dividends are not paid in full or declared in full and a sum set apart for the payment thereof upon the Preferred Stock of a series and any other Preferred Stock ranking on a parity as to dividends with the Preferred Stock of such series, all dividends declared upon shares of Preferred Stock of such series and any other Preferred Stock ranking on a parity as to dividends shall be declared pro rata so that in all cases the amount of dividends declared per share on the Preferred Stock of such series and any other Preferred Stock ranking on a parity as to dividends shall be in the same proportion as the amount of dividends that would be paid on all shares of Preferred Stock of such series and such other parity Preferred Stock if all such dividends (including dividends accrued or in arrears) were paid in full. Except as provided in the preceding sentence, unless full cumulative dividends on the Preferred Stock of a series have been paid or declared in full and a sum set aside for the payment thereof, no dividends shall be declared or paid or set aside for payment or other distribution made upon the Company's Common Stock, Class A Common Stock or any other class or series of capital stock of the Company ranking junior to or on a parity with the Preferred Stock of the applicable series as to dividends or liquidation rights, nor shall any Common Stock, Class A Common Stock or any other class or series of capital stock of the Company ranking junior to or on a parity with the Preferred Stock of such series as to dividends or liquidation rights be redeemed, purchased or otherwise acquired for any consideration (or any payment made to or available for a sinking fund for the redemption of any shares of such stock) by the Company or any subsidiary of the Company (except by conversion into or exchange for stock of the Company ranking junior to the Preferred Stock of the applicable series as to dividends and liquidation rights). Unless otherwise stated in the applicable Prospectus Supplement, no interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on Preferred Stock of any series which may be in arrears.

  Dividends payable on the Preferred Stock of a Series for any period less than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which payable.

 Voting Rights

  The holders of the Preferred Stock shall not, except as required by law or as set forth in the applicable Prospectus Supplement, have any right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of stockholders. On any matters on which the holders of the Preferred Stock shall be entitled to vote, they shall be entitled to one vote for each share held.

  Unless otherwise stated in the applicable Prospectus Supplement, in case at any time the equivalent of six or more full quarterly dividends (whether consecutive or not) on any series of Preferred Stock shall be in arrears, then during the period (the "Voting Period") commencing with such time and ending with the time when all arrearages in dividends on the Preferred Stock of all series shall have been paid and the full dividend on the Preferred Stock of all series for the then current quarterly dividend period shall have been paid or declared and set apart for payment, at any meeting of the stockholders of the Company held for the election of directors during the Voting Period, the holders of a majority of the outstanding shares of Preferred Stock of all series represented in person or by proxy at said meeting shall be entitled, as a class, to the exclusion of the holders of all other classes of stock of the Company, to elect two directors of the Company, each share of Preferred Stock entitling the holder thereof to one vote.

  Any director who shall have been elected by holders of Preferred Stock, or by any director so elected as herein contemplated, may be removed at any time during a Voting Period, either for or without cause, by, and only by, the affirmative votes of the holders of record of a majority of the outstanding shares of Preferred Stock of all series given at a special meeting of such stockholders called for the purpose, and any vacancy thereby created may be filled during such Voting Period by the holders of Preferred Stock of all series, present in person or represented by proxy at such meeting. Any director elected by holders of Preferred Stock, or by any director so elected as herein contemplated, who dies, resigns or otherwise ceases to be a director shall, except as otherwise provided in the preceding sentence, be replaced by the remaining director theretofore elected by the holders of Preferred Stock. At the end of the Voting Period, the holders of Preferred Stock of all series shall be automatically divested of all voting power vested in them under this provision but subject always to the subsequent vesting of voting power in the holders of Preferred Stock in the event of any similar cumulated arrearage in payment of quarterly dividends occurring thereafter. The term of all directors elected pursuant to this provision shall in all events expire at the end of the Voting Period.

  The approval of the holders of at least two-thirds of the then outstanding shares of Preferred Stock of a series will be required to amend the applicable Certificate of Designation to adversely change the preferences, special rights or powers of the Preferred Stock of such series or to authorize, create or increase the authorized amount of any class or series of capital stock of the Company ranking prior to the Preferred Stock of such series either as to dividend or liquidation rights; provided that the creation or issuance of any class or series of capital stock of the Company not ranking prior to the Preferred Stock of a series as to dividend or liquidation rights shall not require the consent of the holders of the Preferred Stock of such series.

 Ranking

  The Preferred Stock to which any Prospectus Supplement may relate will rank pari passu with the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series H Preferred Stock of the Company with respect to dividend rights and liquidation preference. The Preferred Stock will rank prior to the Company's Common Stock and Class A Common Stock. Without the requisite vote of holders of the Preferred Stock, as described above under "--Voting Rights," no class or series of capital stock can be created ranking senior to the Preferred Stock as to dividend rights or liquidation preference.

 Liquidation Rights

  In the event of any liquidation, dissolution or winding up of the Company, the holders of shares of the Preferred Stock of each series are entitled to receive out of assets of the Company available for distribution to stockholders, before any distribution of assets is made to holders of Common Stock, Class A Common Stock or any other class or series of capital stock of the Company (including any Preferred Stock) which is junior as to liquidation rights to the Preferred Stock of such series, liquidating distributions in the amount set forth in the applicable Prospectus Supplement, plus dividends accrued and accumulated but unpaid to the date of such distribution. If, upon any liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Preferred Stock of such series and any other Preferred Stock of the Company ranking as to any such distribution on a parity with the Preferred Stock of such series are not paid in full, the holders of the Preferred Stock of such series and of such other Preferred Stock of the Company will share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of the Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company. Neither a consolidation or merger of the Company with another corporation nor a sale or transfer of all or part of the Company's assets for cash or securities shall be considered a liquidation, dissolution or winding up of the Company.

 Redemption Provisions

  The Preferred Stock of each series will have such optional or mandatory redemption terms, if any, as shall be set forth in the applicable Prospectus Supplement.

 Conversion and Exchange Rights

  The terms and conditions, if any, upon which any series of Preferred Stock is convertible into Common Stock or exchangeable into Debt Securities will be set forth in the applicable Prospectus Supplement relating to such series of Preferred Stock. Such terms will include (i) in the case such series of Preferred Stock is convertible into Common Stock, (A) the number of shares of Common Stock into which shares of such series of Preferred Stock are convertible, (B) the conversion price (or manner of calculation thereof), (C) the conversion period, (D) provisions as to whether conversion will be at the option of the holders of such series of Preferred Stock or at the option of the Company, (E) the events requiring an adjustment of the conversion price and (F) provisions affecting conversion in the event of the redemption of such series of Preferred Stock and (ii) in the case such series of Preferred Stock is exchangeable into Debt Securities, (A) the principal amount of Debt Securities into which shares of such series of Preferred Stock are exchangeable, (B) the exchange period and (C) provisions as to whether exchange will be at the option of the holders of such series of Preferred Stock or at the option of the Company.

 Miscellaneous

  The Preferred Stock will have no preemptive rights. All of the Preferred Stock, upon payment in full therefor, will be fully paid and nonassessable.

COMMON STOCK AND CLASS A COMMON STOCK

 Dividends

  Subject to the preferential rights of the holders of Preferred Stock, all issued and outstanding shares of Common Stock are entitled to participate equally in dividends when, as and if declared by the Board of Directors of the Company out of funds legally available for such purposes. The Directors of the Company may declare and pay dividends upon the shares of its capital stock either out of surplus or if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, subject to the restrictions contained in certain agreements.

  The Board of Directors may fix, in advance, a date as the record date for purposes of determining stockholders entitled to receive dividends. Such date may not be more than 60 days prior to the payment of such dividends; however, if no record date is fixed by the Board of Directors, the record date will be at the close of business on the day which the Board of Directors adopts the resolution relating to the dividend.

 Meetings of Stockholders

  A meeting of the stockholders of the Company for the election of Directors and for the transaction of any other business of the Company as may lawfully come before the meeting is held annually at a date, time and place designated by the Board of Directors.

  In addition, a special meeting of the stockholders of the Company may be called by the Board of Directors, the Chairman of the Board or the President at any time. The Certificate of Incorporation provides that any action required or permitted to be taken at a meeting of stockholders may be taken only at a meeting of stockholders.

 Voting Rights

  A majority of the voting power of all outstanding shares of the Company entitled to vote at a meeting of stockholders constitutes a quorum. Except as otherwise provided by law or by the Certificate of Incorporation or the By-laws of the Company, a resolution can be adopted at a meeting provided a quorum is present.

  The holders of Common Stock are entitled to one vote per share on all matters upon which stockholders generally have the right to vote, while holders of Class A Common Stock are entitled to 100 votes per share on all matters on which such holders have the right to vote. All shares presently outstanding are fully paid and nonassessable.

  The shares of Common Stock do not have cumulative voting rights. At every meeting of the stockholders called for the election of directors, the holders of Common Stock, voting as a class with the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and any other Series of Preferred Stock generally entitled to vote therefor (collectively, the "Voting Preferred"), shall be entitled to elect one-quarter of the number of directors to be elected at such meeting, and if one-quarter of such number of directors is not a whole number, then the holders of Common Stock, voting as a class with the holders of Voting Preferred Stock, shall be entitled to elect the next higher whole number of directors to be elected at such meeting, and the holders of Class A Common Stock shall have no voting rights with respect to the election of such directors. The holders of Class A Common Stock, Common Stock and Voting Preferred Stock, voting as a single class, shall be entitled to elect the remaining directors to be elected at such meeting. If, during the interval between annual meetings of stockholders for the election of directors, the number of directors who have been elected by either the holders of Common Stock voting as a class with the holders of Voting Preferred Stock or by the holders of Class A Common Stock, Common Stock and Voting Preferred Stock, shall, by reason of resignation, death, retirement, disqualification or removal, be reduced, the vacancy or vacancies in the directors so created may be filled by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected by the remaining directors then in office to fill any vacancy in the directorships designated by the holders of Common Stock and Voting Preferred Stock may be removed from office by vote of the holders of a majority of the shares of Common Stock voting as a class with the holders of Voting Preferred Stock.

  Notice of a stockholders' meeting, stating the place, date, time and the purpose thereof, must be delivered either personally or by mail to each stockholder at his address as it appears on the books of the Company unless otherwise provided by law or the Certificate of Incorporation at least 10 days but not more than 50 days prior to the date set for the meeting. Stockholders may exercise their voting rights through proxies as provided in the By-laws.

 Provisions Relating to Control of the Company

  The Class A Common Stock carries certain rights, and the Certificate of Incorporation of the Company contains certain provisions, which affect the control of the Company, and are described below.

 (i) Class A Common Stock

  The Class A Common Stock is non-transferable. Each share of Class A Common Stock carries the right to exercise 100 votes and may be converted into one share of Common Stock. The Board of Directors may declare and pay dividends in respect of the Class A Common Stock provided that a greater dividend is, at the same time, declared and paid in respect of the Common Stock.

  As conversions into shares of Common Stock carrying only one vote per share occur and the amount of outstanding Class A Common Stock is accordingly reduced, the voting power attaching to the Class A Common Stock will become consolidated in the hands of those who continue to hold such stock and effectively strengthen their ability to influence the composition of the Board of Directors (subject always to the right of the holders of Common Stock and Voting Preferred Stock entitled to vote to elect one-quarter of the total number of directors).

 (ii) Board of Directors

  (a) The Certificate of Incorporation of the Company provides for a Board of Directors consisting of a minimum of three and a maximum of eighteen directors to be divided into three classes (with each of the three classes required to be as nearly equal as possible) serving staggered three-year terms. The effect of this provision is that, at each annual meeting of the Company, approximately one-third of the Board of Directors is elected to succeed those whose terms expire. The total number of directors and the number of directors constituting each class may be varied, from time to time, by the Board of Directors within the authorized limits.

  (b) Notwithstanding that the maximum of directors is established at eighteen, the rights of any holders of Preferred Stock or any other class or series of stock (other than Common Stock) to elect a specified number of directors, are governed by the terms of the Certificate of Incorporation applicable thereto, and such directors shall not be classified as described above unless so provided.

  (c) The directors are also empowered to fill casual vacancies occurring on the Board. Any director so appointed by the Board would hold office for the unexpired portion of the term of the director whose place he or she had taken. Where the Board appoints a director to fill a newly created directorship resulting from an increase in the number of directors, that director would hold office until the next election of the class for which he or she was chosen. If the size of the Board was increased, the additional director or directors would be apportioned among the three classes to make all classes as nearly equal as possible.

  (d) No person (except a person nominated by or on behalf of the Board) is eligible for election as a director at any annual or special meeting of stockholders unless a written request that such person's name be placed in nomination is received from a stockholder of record by the Secretary of the Company not less than 30 days prior to the date fixed for the meeting, together with the written consent of such person to serve as a director.

 (iii) Meetings of Stockholders

  Stockholder action may be taken only at a stockholders' meeting. Coastal's stockholders do not have the power to call a special meeting and it may therefore be more difficult for stockholders to take action opposed by the Board of Directors. This may have the effect of deterring persons from seeking to acquire substantial stock positions in or control of the Company, including an attempt to acquire control of the Company made in response to any attempt by the Company to acquire securities of, or control of, another corporation.

 (iv) Business Combinations

  The approval of the holders of 85% of the voting power of the outstanding shares of stock of the Company is required, in certain circumstances, for the adoption or authorization of a business combination with any controlling company (being an entity which either owns, or is controlled by any entity which owns, 20% of the voting power of the outstanding shares of Coastal's stock). Delaware law provides that, unless the certificate of incorporation specifies otherwise, the votes of the holders of a majority of the outstanding voting stock are sufficient to approve a business combination.

  A proposed business combination will not have to meet the 85% vote requirement where certain fair price and other procedural requirements are satisfied. These requirements are designed to ensure that the cash or market value of any other consideration to be received by Coastal's stockholders in such business combination is fair, to preserve the rights of the public stockholders of Coastal by ensuring that appropriate representation on the Board of Directors of the Company will be maintained, to keep public stockholders fully informed as to the advisability of the proposed business combination and to ensure that there is no major change in the business or capital structure of the Company and no reduction in the rate of dividends payable on the Company's stock without the approval of the Board of Directors.

 Pre-emptive Rights

  Neither stockholders nor any other person have any pre-emptive subscription rights.

 Liquidation, Dissolution and Reorganization

  All shares of Common Stock and Class A Common Stock rank equally upon liquidation or dissolution of the Company, after payment of all debts and expenses and satisfaction of the interests of the holders of any shares of Preferred Stock of the Company then outstanding.

  The Certificate of Incorporation provides that if a majority in number representing three-fourths in value of the creditors or class or creditors, and/or of the stockholders or class of stockholders of the Company, as the case may be, agree to any compromise or arrangement and to any reorganization of the Company at a meeting properly called by a Delaware court, such action, if sanctioned by the court will be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Company as the case may be and also on the Company.

 Transferability of Shares of Common Stock and Class A Common Stock

  There are no restrictions in the Certificate of Incorporation or By-Laws of the Company on the transferability of shares of Common Stock. Shares of Class A Common Stock are not transferable and upon any attempted transfer or upon death of the holder thereof are automatically converted into shares of Common Stock.

                     DESCRIPTION OF COMMON STOCK WARRANTS

  The Company may issue Common Stock Warrants which may be issued independently or together with any Securities offered by any Prospectus Supplement and may be attached to or separate from such Securities. Each series of Common Stock Warrants will be issued under a separate warrant agreement (a "Warrant Agreement") to be entered into between the Company and a bank or trust company, as Warrant Agent (the "Warrant Agent"), all as set forth in the applicable Prospectus Supplement. The Warrant Agent will act solely as an agent of the Company in connection with the certificates representing the Common Stock Warrants (the "Common Stock Warrant Certificates") and will not assume any obligation or relationship of agency or trust for or with any holders of Common Stock Warrant Certificates or beneficial owners of Common Stock Warrants. The Warrant Agreement, including the form of Common Stock Warrant Certificate representing each series of Common Stock Warrants, will be filed with the Commission at or prior to the time of sale of any such series of Common Stock Warrants. The following summaries of certain provisions of the Warrant Agreement and Common Stock Warrant Certificate do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Warrant Agreement relating to, and the Common Stock Warrant Certificate representing, a Series of Common Stock Warrants.

GENERAL

  An applicable Prospectus Supplement will set forth and describe other specific terms regarding each series of Common Stock Warrants offered hereby, including:

    1. the offering price;

    2. the number of shares of Common Stock purchasable upon exercise of each such Common Stock Warrant and the price at which such number of shares of Common Stock may be purchased upon such exercise;

    3. the date on which the right to exercise such Common Stock Warrants shall commence and the date on which such right shall expire (the "Expiration Date"); and

    4. any other terms of such Common Stock Warrants (and the applicable Prospectus Supplement may state that any of the terms set forth herein are inapplicable to such series).

  Common Stock Warrants for the purchase of Common Stock will be offered and exercisable for U.S. dollars only and will be in registered form only.

  Common Stock Warrant Certificates may be exchanged for new Common Stock Warrant Certificates of different denominations, may be presented for registration or transfer, and may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of any Common Stock Warrants, holders of such Common Stock Warrants will not have any rights of holders of the Common Stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the Common Stock purchasable upon such exercise or to exercise any applicable right to vote.

EXERCISE OF COMMON STOCK WARRANTS

  Each Common Stock Warrant will entitle the holder thereof to purchase such shares of Common Stock at such exercise price as shall in each case be set forth in, or calculable from, the Prospectus Supplement relating to the offered Common Stock Warrants. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by the Company) unexercised Common Stock Warrants will become void.

  Common Stock Warrants may be exercised by delivering to the Warrant Agent payment as provided in the applicable Prospectus Supplement of the amount required to purchase the Common Stock purchasable upon such exercise, together with certain information set forth on the reverse side of the Common Stock Warrant Certificate. Upon receipt of such payment and the Common Stock Warrant Certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement, the Company will, as soon as practicable, issue and deliver the Common Stock purchasable upon such exercise. If fewer than all of the Common Stock Warrants represented by such Common Stock Warrant Certificate are exercised, a new Common Stock Warrant Certificate will be issued for the remaining amount of Common Stock Warrants.

AMENDMENTS AND SUPPLEMENTS TO WARRANT AGREEMENT

  The Warrant Agreement for a series of Common Stock Warrants may be amended or supplemented without the consent of the holders of the Common Stock Warrants issued thereunder to effect changes that are not inconsistent with the provisions of the Common Stock Warrants and that do not adversely affect the interests of the holders of the Common Stock Warrants.

COMMON STOCK WARRANT ADJUSTMENTS

  Unless otherwise indicated in the applicable Prospectus Supplement, the exercise price of, and the number of shares of Common Stock covered by, a Common Stock Warrant are subject to adjustment in certain events, including:
(i) the issuance of Common Stock as a dividend or distribution on the Common Stock; (ii) subdivisions and combinations of the Common Stock; (iii) the issuance to all holders of Common Stock of certain rights or warrants entitling them to subscribe for or purchase Common Stock, at less than the Current Market Value (as defined in the Warrant Agreement for such series of Common Stock Warrants); and (iv) the distribution to all holders of Common Stock of evidences of indebtedness or assets of the Company (excluding certain cash dividends and distributions described below).

  No adjustment in the exercise price of, and the number of shares of Common Stock covered by, a Common Stock Warrant will be made for regular quarterly or other periodic or recurring cash dividends or distributions or for cash dividends or distributions to the extent paid from retained earnings. No adjustment will be required unless such adjustment would require a change of at least one percent in the exercise price and exercise rate then in effect; provided that any such adjustment not so made will be carried forward and taken into account in any subsequent adjustment; provided further, that any such adjustment not so made shall be made no later than three years after the occurrence of the event requiring such adjustment to be made or carried forward. Except as stated above, the exercise price of, and the number of shares of Common Stock covered by, a Common Stock Warrant will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock, or securities carrying the right to purchase any of the foregoing.

  In the case of (i) a reclassification or change of the Common Stock, (ii) a consolidation or merger involving the Company or (iii) a sale or conveyance to another corporation of the property and assets of the Company as an entirety or substantially as an entirety, in each case as a result of which holders of the Company's Common Stock shall be entitled to receive stock, securities, other property or assets (including cash) with respect to or in exchange for such Common Stock, the holders of the Common Stock Warrants then outstanding will be entitled thereafter to convert such Common Stock Warrants into the kind and amount of shares of stock and other securities or property which they would have received upon such reclassification, change, consolidation, merger, sale or conveyance had such Common Stock Warrants been exercised immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

                             PLAN OF DISTRIBUTION

  The Company may sell Securities in any of three ways: (i) through underwriters or dealers; (ii) directly to a limited number of institutional purchasers or to a single purchaser; or (iii) through agents. Any such dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act. The terms of the offering of the Securities with respect to which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement, including the name or names of any underwriters, dealers or agents, the purchase price of such Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, the public offering price and any discounts or concessions which may be allowed or reallowed or paid to dealers and any securities exchanges on which the Securities may be listed.

  If underwriters are used in the sale of Securities, such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone. Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of the underwriters to purchase the Securities described in the applicable Prospectus Supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such Securities if any are so purchased by them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  The Securities may be sold directly by the Company or through agents designated by the Company from time to time. Any agents involved in the offer or sale of the Securities in respect of which this Prospectus is being delivered, and any commissions payable by the Company to such agents, will be set forth in the applicable

Prospectus Supplement. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

  If dealers are utilized in the sale of any Securities, the Company will sell the Securities to the dealers, as principals. Any dealer may resell the Securities to the public at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transaction will be set forth in the Prospectus Supplement with respect to the Securities being offered.

  If so indicated in the applicable Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the Securities to which this Prospectus and the applicable Prospectus Supplement relates from the Company at the public offering price set forth in the applicable Prospectus Supplement, plus, if applicable, accrued interest, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the applicable Prospectus Supplement, and the applicable Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

  Underwriters will not be obligated to make a market in any Securities. The Company cannot predict the activity of trading in, or liquidity of, any Securities.

  Agents, dealers and underwriters may be entitled, under agreements entered into with the Company, to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution by the Company to payments they may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

                                 LEGAL MATTERS

  Certain legal matters in connection with the Securities offered hereby will be passed upon for the Company by Austin M. O'Toole, Esq., Senior Vice President and Secretary of Coastal, and for any underwriters, agents and dealers by Cahill Gordon & Reindel (a partnership including a professional corporation), New York, New York. As of December 1, 1997, Mr. O'Toole beneficially owned approximately 21,578 shares of Common Stock and 554 shares of Class A Common Stock of Coastal, including exercisable stock options.

                                    EXPERTS

  The annual consolidated financial statements of the Company incorporated in this Prospectus by reference from the 1996 Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company, by any underwriters, agents or dealers or by any other person. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered hereby to any person or by anyone in any jurisdiction in which such offer or solicitation may not lawfully be made. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there had been no change in the affairs of the Company since the date hereof.

                               -----------------

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Available Information.....................................................   2
Incorporation of Certain Documents by Reference...........................   2
The Company...............................................................   3
Use of Proceeds...........................................................   3
Ratio of Earnings to Fixed Charges and Earnings to Combined Fixed Charges
 and Preferred Stock Dividends............................................   3
Description of Debt Securities............................................   3
Description of Equity Securities..........................................  15
Description of Common Stock Warrants......................................  21
Plan of Distribution......................................................  23
Legal Matters.............................................................  24
Experts...................................................................  24

-------------------------------------------------------------------------------
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                [LOGO OF THE COASTAL CORPORATION APPEARS HERE]


                                  THE COASTAL
                                  CORPORATION

                                DEBT SECURITIES
                                PREFERRED STOCK
                                 COMMON STOCK
                             COMMON STOCK WARRANTS

                               -----------------

                                  PROSPECTUS

                               -----------------


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The expenses, other than underwriting discounts and commissions, in connection with the offering are as follows (all amounts except for the Securities and Exchange Commission filing fee are estimated):

      Securities and Exchange Commission filing fee................... $118,000
      Printing and engraving expenses.................................   75,000
      Legal fees and expenses.........................................   25,000
      Accounting fees and expenses....................................   50,000
      Blue sky qualification fees and expenses........................   50,000
      Miscellaneous...................................................   22,000
                                                                       --------
          Total....................................................... $340,000
                                                                       ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the General Corporation Law of the State of Delaware grants each corporation organized thereunder, such as the Registrant, the power to indemnify directors and officers under certain circumstances. Article FIFTH of the Registrant's Certificate of Incorporation and Article IX of the Registrant's By-laws provide for indemnification of directors and officers to the fullest extent permitted by law.

  An Indemnity Agreement was approved on May 27, 1981, at the annual meeting of the holders of the Common Stock and Preferred Stock of Coastal and is incorporated herein by reference to the definitive Proxy Statement of Coastal (Exhibit A) dated April 15, 1981. In April of 1988, the Board of Directors of Coastal approved a revised and updated Indemnity Agreement which is incorporated herein by reference to the 1995 Annual Report (Exhibit 28).

ITEM 16. EXHIBITS.

      1.1 --Form of Underwriting Agreement with respect to Debt Securities
           (including form of Terms Agreement).
      1.2 --Form of Underwriting Agreement with respect to Equity Securities
           (including form of Terms Agreement).
      3.1 --Restated Certificate of Incorporation of the Company (filed as
           Module TCC-Artl-Incorp on March 28, 1994).
      3.2 --By-Laws of the Company, as amended on January 16, 1990 (Exhibit 3.4 to the Company's Annual Report on Form 10-K for the year ended
           December 31, 1989) .
      4.1 --Form of Indenture for the Senior Debt Securities.
      4.2 --Form of Senior Debt Security (included in Exhibit No. 4.1).
      4.3 --Form of Indenture for the Subordinated Debt Securities.
      4.4 --Form of Subordinated Debt Security (included in Exhibit No. 4.3).
      4.5 --Form of Common Stock Warrant Agreement.
      4.6 --Form of Common Stock Warrant (included in Exhibit No. 4.5).
       5  --Opinion of Austin M. O'Toole, Esq., Senior Vice President and
           Secretary of the Registrant, as to the legality of the securities being registered.
     23.1 --Independent Auditors' Consent.
     23.2 --Consent of Austin M. O'Toole, Esq. (included in Exhibit No. 5).
      24  --Powers of Attorney (included on the signature pages hereof).
      25  --Statement of Eligibility of Trustee on Form T-1 for the Debt
           Securities.

ITEM 17. UNDERTAKINGS.

 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  The undersigned Registrant hereby undertakes:

    (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and
  (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

    (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the applicable trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations of the Securities and Exchange Commission under
Section 305(b)(2) of the Securities Act of 1933.

                              POWERS OF ATTORNEY

  Each person whose signature appears below hereby appoints David A. Arledge, Coby C. Hesse and Austin M. O'Toole and each of them, any one of whom may act without the joinder of the others, as his attorney-in-fact to sign on his behalf and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, which amendment or amendments may make such changes and additions in this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON JANUARY 20, 1998.

                                                 THE COASTAL CORPORATION
                                                      (Registrant)

                                                  /s/ David A. Arledge
                                          By __________________________________
                                                      David A. Arledge
                                              Chairman of the Board, President
                                                 and Chief Executive Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
 /s/
          David A. Arledge
------------------------------------
          David A. Arledge              Chairman of the Board,
                                      President, Chief Executive
                                       Officer, Chief Financial
                                         Officer and Director
                                     (Principal Executive Officer
                                        and Principal Financial
                                               Officer)             January 20, 1998
 /s/
           Coby C. Hesse
------------------------------------
           Coby C. Hesse               Executive Vice President
                                         (Principal Accounting
                                               Officer)             January 20, 1998
 /s/
          John M. Bissell
------------------------------------
          John M. Bissell                      Director             January 20, 1998
 /s/
      George L. Brundrett, Jr.
------------------------------------
      George L. Brundrett, Jr.                 Director             January 20, 1998
 /s/
           Harold Burrow                                            January 20, 1998
------------------------------------
           Harold Burrow                       Director

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
 /s/
         Roy D. Chapin, Jr.
------------------------------------
         Roy D. Chapin, Jr.                    Director             January 20, 1998
 /s/
          James F. Cordes
------------------------------------
          James F. Cordes                      Director             January 20, 1998
 /s/
            Roy L. Gates
------------------------------------
            Roy L. Gates                       Director             January 20, 1998
 /s/
         Kenneth O. Johnson
------------------------------------
         Kenneth O. Johnson                    Director             January 20, 1998
 /s/
          Jerome S. Katzin
------------------------------------
          Jerome S. Katzin                     Director             January 20, 1998
 /s/
          Thomas R. McDade
------------------------------------
          Thomas R. McDade                     Director             January 20, 1998
 /s/
      J. Carleton MacNeil, Jr.
------------------------------------
      J. Carleton MacNeil, Jr.                 Director             January 20, 1998
 /s/
          O. S. Wyatt, Jr.
------------------------------------
          O. S. Wyatt, Jr.                     Director             January 20, 1998
 /s/
         L. D. Wooddy, Jr.
------------------------------------
         L. D. Wooddy, Jr.                     Director             January 20, 1998

                               INDEX TO EXHIBITS

 EXHIBIT
 NUMBER                               DESCRIPTION
 -------                              -----------

   1.1 --Form of Underwriting Agreement with respect to Debt Securities (including form of Terms Agreement).
   1.2 --Form of Underwriting Agreement with respect to Equity Securities (including form of Terms Agreement).
   3.1 --Restated Certificate of Incorporation of the Company (filed as Module TCC-Artl-Incorp on March 28, 1994).
   3.2 --By-Laws of the Company, as amended on January 16, 1990 (Exhibit 3.4 to the Company's Annual Report on Form 10-K for the year ended December 31, 1989) .
   4.1   --Form of Indenture for the Senior Debt Securities.
   4.2   --Form of Senior Debt Security (included in Exhibit No. 4.1).
   4.3   --Form of Indenture for the Subordinated Debt Securities.
   4.4   --Form of Subordinated Debt Security (included in Exhibit No. 4.3).
   4.5   --Form of Common Stock Warrant Agreement.
   4.6   --Form of Common Stock Warrant (included in Exhibit No. 4.5).
   5     --Opinion of Austin M. O'Toole, Esq., Senior Vice President and
           Secretary of the Registrant, as to the legality of the securities being registered.
  23.1   --Independent Auditors' Consent.
  23.2   --Consent of Austin M. O'Toole, Esq. (included in Exhibit No. 5).
  24     --Powers of Attorney (included on the signature pages hereof).
  25     --Statement of Eligibility of Trustee on Form T-1 for the Debt
           Securities.